Exhibit 99.5

SEGMENT FINANCIAL SUMMARY

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

	Fiscal 2004					Fiscal 2005					Q4/Q4 Y-Y % Change	Q3/Q4 Sequential % Change	FY05/FY04 Y-Y % Change
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	FY 2004	Qtr 1	Qtr 2	Qtr 3	Qtr 4	FY 2005
Pharmacy Services and Systems:
Revenue	$31,270	$31,697	$33,952	$33,453	$130,372	$31,154	$32,717	$33,143	$31,650	$128,664	-5.4%	-4.5%	-1.3%
Operating Income before Charges	$7,636	$6,981	$9,180	$6,959	$30,756	$3,159	$2,364	$4,916	$4,878	$15,317	-29.9%	-0.8%	-50.2%
% margin	24.4%	22.0%	27.0%	20.8%	23.6%	10.1%	7.2%	14.8%	15.4%	11.9%
Restructuring, Special Governance and Other Charges	$(568)	$(600)	$—	$(1,133)	$(2,301)	$—	$—	$(1,162)	$(4,910)	$(6,072)

Operating Income after Charges	$7,068	$6,381	$9,180	$5,826	$28,455	$3,159	$2,364	$3,754	$(32)	$9,245	-100.5%	-100.9%	-67.5%

Hospital Solutions:
Revenue	$17,137	$17,302	$15,862	$16,790	$67,091	$16,144	$15,535	$15,730	$16,856	$64,265	0.4%	7.2%	-4.2%
Operating Income before Charges	$6,410	$6,217	$5,239	$6,108	$23,974	$4,279	$3,336	$3,876	$4,798	$16,289	-21.4%	23.8%	-32.1%
% margin	37.4%	35.9%	33.0%	36.4%	35.7%	26.5%	21.5%	24.6%	28.5%	25.3%
Restructuring, Special Governance and Other Charges	$(101)	$—	$—	$(158)	$(259)	$—	$(265)	$(501)	$(115)	$(881)

Operating Income after Charges	$6,309	$6,217	$5,239	$5,950	$23,715	$4,279	$3,071	$3,375	$4,683	$15,408	-21.3%	38.8%	-35.0%

Physician Solutions:
Revenue	$9,217	$11,722	$12,197	$6,504	$39,640	$6,477	$7,943	$10,610	$7,480	$32,510	15.0%	-29.5%	-18.0%
Operating Income before Charges	$1,552	$2,398	$2,008	$(227)	$5,731	$556	$1,522	$3,964	$2,096	$8,138	nm	-47.1%	42.0%
% margin	16.8%	20.5%	16.5%	-3.5%	14.5%	8.6%	19.2%	37.4%	28.0%	25.0%
Restructuring, Special Governance and Other Charges (Benefit)	$—	$(157)	$—	$521	$364	$—	$(646)	$(45)	$(23)	$(714)

Operating Income after Charges	$1,552	$2,241	$2,008	$294	$6,095	$556	$876	$3,919	$2,073	$7,424	nm	-47.1%	21.8%

Information Management:
Revenue	$38,606	$41,782	$40,760	$37,564	$158,712	$37,233	$40,485	$40,632	$43,769	$162,119	16.5%	7.7%	2.1%
Operating Income before Charges	$3,665	$6,612	$5,706	$(2,446)	$13,537	$(22)	$2,635	$3,397	$2,633	$8,643	nm	-22.5%	-36.2%
% margin	9.5%	15.8%	14.0%	-6.5%	8.5%	-0.1%	6.5%	8.4%	6.0%	5.3%
Restructuring, Special Governance and Other Charges	$(555)	$(58)	$—	$(426)	$(1,039)	$—	$(433)	$(140)	$—	$(573)

Operating Income after Charges	$3,110	$6,554	$5,706	$(2,872)	$12,498	$(22)	$2,202	$3,257	$2,633	$8,070	nm	-19.2%	-35.4%

Other: [1]
Operating Expense	$(275)	$(983)	$—	$(1,575)	$(2,833)	$(388)	$(1,535)	$(1,222)	$(3,592)	$(6,737)	nm	nm	nm

NDCHealth - Total
Revenue	$96,230	$102,503	$102,771	$94,311	$395,815	$91,008	$96,680	$100,115	$99,755	$387,558	5.8%	-0.4%	-2.1%
Operating Income before Charges	$19,263	$22,208	$22,133	$10,394	$73,998	$7,972	$9,857	$16,153	$14,405	$48,387	38.6%	-10.8%	-34.6%
% margin	20.0%	21.7%	21.5%	11.0%	18.7%	8.8%	10.2%	16.1%	14.4%	12.5%
Restructuring, Special Governance and Other Charges	$(1,499)	$(1,798)	$—	$(2,771)	$(6,068)	$(388)	$(2,879)	$(3,070)	$(8,640)	$(14,977)	211.8%	181.4%	146.8%

Operating Income after Charges	$17,764	$20,410	$22,133	$7,623	$67,930	$7,584	$6,978	$13,083	$5,765	$33,410	-24.4%	-55.9%	-50.8%
	18.5%	19.9%	21.5%	8.1%	17.2%	8.3%	7.2%	13.1%	5.8%	8.6%

1	Includes Restructuring, Special Governance and Other Charges not directly identified to an Operating Segment.